Exhibit 4.1

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                                             __________ __, 2000

                               WARRANT CERTIFICATE

                    TO PURCHASE _____ SHARES OF COMMON STOCK,

                 PAR VALUE $.001 PER SHARE ("COMMON STOCK"), OF

                              DETOUR MAGAZINE, INC.

                  THIS CERTIFIES that, for value received, __________ (the "Holder") , is the owner of the right to purchase, subject to the provisions of this Warrant, ___________ (___) Shares (the "Shares") of Common Stock from DETOUR MAGAZINE, INC., a Colorado corporation (herein called the "Company"), at any time during the period from the date hereof through 5:00 P.M., Eastern Standard Time on December __, 2003, (the "Exercise Period") at an initial exercise price of $0.____ per share (the "Exercise Price"), subject to adjustment from time to time pursuant to the provisions of Section 6 hereof.

         1. Issuance. The Shares issued pursuant to this Warrant will be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. This Warrant shall expire and become void on the expiration of the Exercise Period. This Warrant shall be subject to earlier termination as provided herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the exercise price to be paid for each may be adjusted from time to time as herein set forth. The securities deliverable pursuant to this Warrant, as they may be adjusted from time to time, are herein referred to as "Warrant Securities".

         2. Exercise of Warrant. This Warrant may be exercised during the Exercise Period. This Warrant may be exercised as a whole or in part during the Exercise Period, subject to the above provisions, by presentation and surrender hereof to the Company at its executive offices with the purchase form (the "Form") annexed hereto duly executed and accompanied by payment of the Exercise Price. Payment of the Exercise Price may be made by certified check or

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wire transfer of immediately available funds. In lieu of such payment, payment of the Exercise price may be made by the surrender of the number of Shares either acquired or to be acquired pursuant to exercise of this Warrant which have a "Fair Market Value" (as defined below) equal to the Exercise Price of the Shares as to which the Warrant is being exercised. For purposes of this Section 2, "Fair Market Value" means, as of any date, the last sale price of the Common Stock for the last market trading day prior to the date of determination or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Security Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market price of the Common Stock as determined in good faith by the Board of Directors. The Company shall permit payment of the Exercise Price of this Warrant by delivery by the Holder of a properly executed Form, together with a copy of the Holder's irrevocable instructions to a broker designated by the Company to deliver promptly to the Company the amount of sale proceeds sufficient to pay such Exercise Price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In the event of any the proper exercise of this Warrant the Company shall issue instructions to its transfer agent to issue certificates for the shares so purchased within two business days of receipt of the Form. If this Warrant is exercised in part, the Company will issue to the Holder a new warrant representing the right of the Holder to purchase the remaining number of Warrant Securities at the identical terms hereto.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and the exercise of any convertible securities issuable upon the exercise hereof.

         4. Assignment or Loss of Warrant. (a) This Warrant is not assignable or transferable without the written consent of the Company, except by operation of law or as provided in (b) below. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  (b) This Warrant shall not be transferable by Holder other than to a "Permitted Transferee" (as defined below); provided, that any Permitted Transferee shall be absolutely prohibited from transferring all or any portion of this Warrant other than to Holder or another Permitted Transferee of Holder; and provided further, that if Holder dissolves as an entity or is no longer conducting business, this Warrant may be exercised by Holder's legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this

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Warrant. Notwithstanding the foregoing, this Warrant shall not be transferable by Holder if such transfer is not permitted or in compliance with applicable federal and state securities laws.

                  (c) For purposes of this Agreement, Permitted Transferees shall include only officers, employees and immediate family members of the Holder , provided, that such Permitted Transferees must agree in writing to be bound by all of the terms of this Agreement to the same extent as Holder hereunder, in form acceptable to counsel to the Company, including but not limited to restrictions on the exercise of this Warrant and on transfers of the Shares, as the case may be, following exercise of this Warrant, such that any Shares so acquired shall be held subject to the terms of this Agreement. Shares held by any Permitted Transferee shall be aggregated with those held by the Permitted Transferee's transferor in order to determine the number of shares subject to the provisions of this Agreement.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution. (a) If at any time and from time to time the Company shall (i) declare a dividend in shares of Common Stock to holders of Common Stock or make a distribution in shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock or (iv) otherwise effect a recapitalization of such character that the shares of Common Stock shall be changed into or become exchangeable for a greater or lesser number of shares of Common Stock, then the Exercise Price in effect on the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification (individually an "Event" and collectively the "Events") shall be adjusted, or further adjusted, to a price (to the nearest cent) determined by multiplying (i) the Exercise Price in effect immediately prior to such Event by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Event. Upon each adjustment in the Exercise Price resulting from an Event, the number of Warrant Securities shall be adjusted (to the nearest one-thousandth share) by multiplying (i) the number of Warrant Securities for which the Warrant was exercisable immediately prior to such Event by (ii) a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such Event, and the denominator of which shall be the Exercise Price in effect immediately after such Event. Notice of each such adjustment and each such readjustment shall be forthwith mailed to the Holder setting forth such adjustments or readjustments and the facts and calculations thereof in reasonable detail. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

                  (b) In case: (i) a distribution in the form of stock or other securities of any other corporation or other entity shall be made or paid by the Company on, or with respect to, the then outstanding shares of Common Stock,
(ii) the Company shall effect a recapitalization of

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such character that the shares of Common Stock will be changed into or become exchangeable for shares of Common Stock with a different par value or no par value, or (iii) the Company (or a successor corporation) shall be consolidated or merged with or into another corporation or entity or shall sell, lease or convey all or substantially all of its assets in exchange for stock or property (including cash) with the view of distributing such stock or property to its shareholders, each Share issuable upon exercise of this Warrant shall be replaced by, and/or shall include, as the case may be, for the purposes hereof, the stock or property issued or distributed in respect of each share of Common Stock upon such recapitalization, reclassification, merger, sale, lease or conveyance as the Holder would have been entitled to had the Holder exercised this Warrant and any underlying convertible security immediately prior to any such occurrence, and adequate provision to that effect shall be made at the time thereof.

                  (c) In case: (i) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or the sale, lease or conveyance of all or substantially all of the assets of the Company; or (ii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in any such case, the Company shall mail to the Holder, at least 20 days prior thereto, a notice stating the date or expected date on which a record is to be taken. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, winding up or any other appropriate action, as the case may be.

         7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Securities. Neither this Warrant nor any of the Warrant Securities or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Securities and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

         8. Piggyback Registration Rights. (a) If at any time or from time to time following the date hereof, the Company shall determine to register any distribution of its securities with the Securities and Exchange Commission, either for its own account or the account of a security holder or holders, in a registration statement covering the sale of shares of Common Stock to the general public pursuant to a public offering in compliance with the Act (except with respect to any registration filed on Form S-8 or Form S-4 or such other form which does not include substantially the same information as would be included in a registration statement covering the sale of shares of Common Stock to the general public), the Company will include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Shares of the Holder, except as set forth in subparagraphs (b) or (c) below.

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Notwithstanding the foregoing, the Holder shall not have registration rights with respect to any registration statement on Form S-3 or Form SB-2 which has been filed with the Securities and Exchange Commission prior to the date hereof, or any amendment thereto or any related registration statement, nor shall the Holder have registration rights with respect to a particular registration statement in the event that any investor or lender for whom the registration statement is filed objects to the inclusion of other shares of Common Stock, including the shares of Common Stock underlying this Warrant ("Registrable Securities") in such registration statement; PROVIDED, HOWEVER, that such objection by an investor or lender must be made pursuant to a legal right granted by the Company to such investor or lender prior to the date of this Warrant and contained in a definitive agreement between the Company and such investor or lender executed prior to the date of this Warrant.

                  (b) If the distribution is to be underwritten, the right of Holder to registration pursuant to this Section 8 shall be conditioned upon Holder's participation in the underwriting and the inclusion of the Shares and securities underlying the Shares, as the case may be, in the underwriting to the extent provided herein. Holder shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Holder shall furnish to the Company such written information concerning Holder and the distribution proposed by Holder as the Company may reasonably request.

                  (c) Notwithstanding any other provision of this Section 8, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and such determination is made by such underwriter in writing, then the underwriter may limit the number of Holder's Shares to be included in the registration and underwriting, or may exclude the Shares from such underwriting, provided that the underwriter limits all proposed selling shareholders on a pro-rata basis. In addition, this Section 8 shall not be applicable at any time that all the Shares owned by the Holder have been effectively registered for resale under the Act.

                  (d) All expenses incurred in connection with any registration or qualification pursuant to this Warrant, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Holder in an amount not to exceed $15,000, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company in any event shall not be required to pay Holder's brokerage fees, or underwriters' discounts or commissions relating to the Shares (such brokerage fees, and underwriters, discounts or commissions to be borne by Holder).

                  (e) In the case of each registration effected by the Company pursuant to this Warrant, the Company will: (i) keep such registration or qualification pursuant to this Section 8 effective until Holder has completed the distribution described in the registration statement relating thereto but no longer than 270 days, and (ii) furnish such number of prospectuses and other documents incident thereto as Holder from time to time may reasonably request.

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                  (f) The registration rights granted to Holder pursuant to this
Section 8 are assignable solely to its Permitted Transferees in connection with a transfer of any of the Shares to such persons.

                  (g) Whenever pursuant to this Section 8, a registration statement relating to the Registrable Securities is filed under the Act, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, or amendment or supplement thereto (such holder being hereinafter called the "Distributing Holder"), its officers and directors, and each person, if any, who controls the Distributing Holder, and each underwriter of such securities and each person, if any, who controls any such underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under federal securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will promptly reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof or the failure of the Distributing Holder to deliver the final prospectus to the purchaser of the securities.

                  (h) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8.

                  (i) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

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         9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (a)      if to the Company, to:
                                    DETOUR MAGAZINE, INC.
                                    7060 Hollywood Boulevard
                                    Los Angeles, California 90038
                                    Attention: President

                           (b)      if to the Holder, to:
                                    -------------------------------
                                    -------------------------------
                                    -------------------------------
                                    Attention:
                                                -------------------

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented or any provision hereof waived only by an instrument in writing signed by the Company and the Holder. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

         11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         13. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __th day of December, 2000


                                 DETOUR MAGAZINE, INC.

                                 By: /s/ Edward T. Stein
                                    --------------------------------
                                    Name: Edward T. Stein
                                    Title: Chairman of the Board



                                 ________________________________, warrantholder

                                 By:
                                    --------------------------------
                                    Name:
                                    Title:



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                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)


To:  Detour Magazine, Inc.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________________________________
(__________) of the number of shares (the "Shares") of common stock (the "Common Stock"), par value $.001 per share, of Detour Magazine, Inc. purchasable under such Warrant and requests that a certificate(s) for such shares be issued in the name of, and delivered to, _____________________ whose address is_________________________________________________________________. If said number of shares is less than all of the shares of Common Stock purchasable under the within Warrant, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of _______________, whose address is _________________________, and that such
Warrant be delivered to _____________________________________, whose address is

_____________________________________________________________________.

         The exercise price for the Shares is $____ per Share, for an aggregate exercise price of $________ for all of the Shares. Together with the delivery of this Purchase Form, the undersigned is:

                  Please check one:

         /__/ Tendering to the Company cash or a certified check in the amount of $_______________, as payment of the exercise price of the Shares.

         /__/ Requesting payment of the exercise price through a sale of Shares by a broker designated by the Company in accordance with the terms of the Warrant. The undersigned understands that the Shares shall be delivered to the undersigned promptly after the Company instructs the transfer agent for its Common Stock to deliver a certificate for the Shares to the undersigned.



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         The undersigned represents that it is acquiring such shares of Common
Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Dated:    ______________            Signature: ___________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    Address:
                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------

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